UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 8, 2014

LEXMARK INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14050	06-1308215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Lexmark Centre Drive
740 West New Circle Road
Lexington, Kentucky 40550
(Address of Principal Executive Offices) (Zip Code)

(859) 232-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On September 8, 2014, Lexmark International Technology S.A., a Switzerland joint stock company (“LITSA”), a wholly-owned subsidiary of Lexmark International, Inc., a Delaware corporation (“Lexmark”), announced the results of its public tender offer of SEK 57.00 per share to the shareholders in ReadSoft AB (“ReadSoft”), which expired on September 4, 2014.  LITSA announced that the acceptance of the tender offer by ReadSoft shareholders, when combined with LITSA’s holdings in ReadSoft, represents approximately 98% of the outstanding shares and votes in ReadSoft.  Settlement for the shares tendered by ReadSoft shareholders prior to the expiration of the acceptance period is expected to begin around September 11, 2014.

Because LITSA now holds more than 90% of the shares in ReadSoft, LITSA intends to request a compulsory purchase of the outstanding minority shares in ReadSoft as soon as practicable.

On September 8, 2014, LITSA and Lexmark each issued press releases announcing the results of the Readsoft tender offer.  The text of the press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release issued by LITSA, dated September 8, 2014.

99.2	Press Release issued by Lexmark, dated September 8, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexmark International, Inc.
(Registrant)

September 8, 2014

By: /s/ Robert J. Patton
Robert J. Patton
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release issued by LITSA, dated September 8, 2014.

99.2	Press Release issued by Lexmark, dated September 8, 2014.